UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2015
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INTEL CORPORATION
 (Exact name of registrant as specified in its charter)
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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2200 Mission College Blvd., Santa Clara, California 95054-1549
 (Address of principal executive offices) (Zip Code)
(408) 765-8080
 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Intel Corporation will hold its annual investor meeting on Thursday, Nov. 19, starting at 8 a.m. PST. The live webcast and the presentation materials will be available at www.intc.com.

Intel's management team will provide updates on the company's strategy, business and products.

Time	Speaker	Subject
8:00-8:10 a.m.	Mark Henninger, vice president of Finance and director of Investor Relations	Agenda and risk factors
8:10-8:20 a.m.	Andy Bryant, Intel chairman of the board	Opening remarks
8:20-9:00 a.m.	Brian Krzanich, Intel CEO	Corporate strategy
9:00-9:30 a.m.	Bill Holt, Intel executive vice president and general manager of the Technology and Manufacturing Group	Advancing Moore's Law
9:30-10:00 a.m.	Break
10:00-10:40 a.m.	Stacy Smith, Intel executive vice president and CFO	Financials
10:40-11:00 a.m.	Krzanich, Smith and Holt	Q&A session
11:00-11:25 a.m.	Diane Bryant, Intel senior vice president and general manager of the Data Center Group	Data Center Group business update
11:25-11:50 a.m.	Kirk Skaugen, Intel senior vice president and general manager of the Client Computing Group	Client Computing Group business update
11:50-12:10 p.m.	Bryant and Skaugen	Q&A session

Speakers and agenda times are subject to change.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
Date: November 17, 2015	/s/ Suzan A. Miller
Suzan A. Miller Vice President, Deputy General Counsel and Corporate Secretary